UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AQUILA FUNDS TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

VOICE MESSAGE

“Hello, this is Diana Herrmann, President and CEO of Aquila Investment Management with an important message regarding your investment in Aquila Funds Trust.

As a valued shareholder of Aquila Funds Trust, I am contacting you to ask for your vote for our upcoming Special Meeting of Shareholders that is scheduled for August 1, 2024.

Time is running out and your participation is urgently needed no matter how many shares you own. If the proposal does not pass, the Board will need to consider other options up to and including liquidation of the Fund. Liquidation of the Fund may result in income tax liabilities for the Fund’s shareholders. By casting your vote today, your phone number will be removed from any future communication regarding this meeting.

Voting is quick and easy. Please call our proxy solicitor at 1-888-734-2670 between the hours of 9 AM to 6 PM EST to cast your vote with a proxy representative. Once again, that number is 1-888-734-2670.

Please vote your shares today.

Thank you in advance for your support and your vote.

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